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                   EXHIBIT 7.2 TO SCHEDULE 13D OF INTUIT INC.

                AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER



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                                                                    Exhibit 7.2


                                 AMENDMENT NO. 1

                                       TO

                          AGREEMENT AND PLAN OF MERGER



         This Amendment No. 1 to the Agreement and Plan of Merger (this "Amendment") is made and entered into effective as of September 15, 1996 by and among CHECKFREE CORPORATION, a Delaware corporation ("Parent"), CHECKFREE ACQUISITION CORPORATION II, a Delaware corporation and a wholly-owned subsidiary of Parent ("Acquisition"), INTUIT INC., a Delaware corporation ("Holdings"), and INTUIT SERVICES CORPORATION, a Delaware corporation (the "Company").

                                 R E C I T A L S

         A. The parties hereto have previously entered into a certain Agreement and Plan of Merger dated as of September 15, 1996 (the "Merger Agreement") providing for the merger of Acquisition with and into the Company. Unless otherwise defined herein, all capitalized terms used in this Amendment will have the same meanings given to such terms in the Merger Agreement.

         B. The Securities and Exchange Commission has declined to permit Parent to register the issuance of the shares of its Common Stock that are to be issued to the sole stockholder of the Company in the Merger, and the parties desire to enter into this Amendment to amend the Merger Agreement in certain respects to reflect this fact, in accordance with Section 9.15 of the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. GLOBAL CHANGES. The Merger Agreement is hereby amended as provided in the following provisions of this Section 1:

               (a) all references in the Merger Agreement to the term "Proxy Statement/Prospectus" are hereby amended to read "Proxy Statement."

               (b) All references in the Merger Agreement to the term "Registration Statement" (as that term is defined in Section 4.02 of the Merger Agreement) and related phrases containing such term (such as, for example, the phrase "the Registration Statement or", as such phrase appears in Sections 3.01(i), 3.02(f), and 3.03(i) of the Merger Agreement) are hereby deleted from the Merger Agreement.


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         2.    NEW SECTION  2.09.  The Merger  Agreement is hereby  amended by adding thereto a new Section 2.09 to read in its entirety as follows:

SECTION 2.09 Private Placement. The issuance by Parent of the Merger Consideration to the stockholder of the Company pursuant to the Merger shall be effected pursuant to the exemption provided by Section 4(2) of the Securities Act.

         3. SECTION 3.02(a). Section 3.02(a) of the Merger Agreement is hereby amended by adding to the end of such Section a new sentence to read as follows:

Holdings is an "accredited investor" within the meaning of Regulation D promulgated under the Exchange Act.

         4. SECTION 4.02(a). Section 4.02(a) of the Merger Agreement is hereby amended to read in its entirety as follows:

(a) Parent, Holdings and the Company shall, in consultation with each other, prepare a proxy statement pertaining to the Merger and containing the recommendation of the Board of Directors of each of Parent and the Company to approve and adopt this Agreement and the Merger as promptly as reasonably practicable after the date hereof (the "Proxy Statement"). Parent, Holdings, and the Company shall cooperate fully with each other in the preparation of the Proxy Statement and any amendments or supplements thereto, and Parent, Holdings and the Company will provide any audited and unaudited financial statements that may be required by the applicable rules of the Securities and Exchange Commission or otherwise to be included in the Proxy Statement. The Proxy Statement shall not be distributed, and no amendment or supplement thereto shall be made by Parent, Holdings or the Company, without the prior consent of any other party and its counsel. Each of Parent and the Company shall cause a definitive Proxy Statement to be distributed to its stockholders entitled to vote upon the Merger promptly following the date on which the Company may first send such Proxy Statement to its stockholders in compliance with the Exchange Act and the rules and regulations promulgated thereunder.

         5. SECTION 4.02(b)(i). The first sentence of Section 4.02(b)(i) of the Merger Agreement is hereby amended to read in its entirety as follows:

(i) As promptly as possible after the date hereof, Parent shall prepare and file with the SEC the Proxy Statement, and Parent shall use its best efforts to have the Proxy Statement approved for distribution to the stockholders of Parent under the Exchange Act and the rules and regulations promulgated thereunder as promptly as practicable.

         6.    SECTION   4.02(b)(ii).    The   first   sentence   of   Section
4.02(b)(ii) of the Merger Agreement is hereby amended to read in its entirety as follows:

(ii) As soon as reasonably practicable after Parent may lawfully distribute the Proxy Statement to its stockholders under the Exchange Act and the rules and regulations promulgated thereunder, Parent shall take all action necessary, subject to and in accordance with the Delaware GCL and its Certificate of Incorporation and By-Laws, to obtain the requisite approval and adoption of this


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Agreement and the Merger by Parent's stockholders at a duly called meeting pursuant to the Delaware GCL and shall take such other actions as may be required by applicable law and the applicable rules of the Nasdaq NM.

         7.    SECTION   4.02(b)(iii).   The   second   sentence   of  Section
4.02(b)(iii) of the Merger Agreement is hereby amended to read in its entirety as follows:

Holdings and the Company shall provide Parent with all pro forma financial information required by Regulation S-X to be included in the Proxy Statement or in any other filing that is required to be made by Parent pursuant to the Securities Act or the Exchange Act in connection with the Merger.

         8. SECTION 4.02(c). The first sentence of Section 4.02(c) of the Merger Agreement is hereby amended to read in its entirety as follows:

(c) As soon as reasonably practicable after Parent may lawfully distribute the Proxy Statement to its stockholders under the Exchange Act and the rules and regulations promulgated thereunder, the Company and Parent shall take all action necessary, subject to and in accordance with the Delaware GCL and their respective Certificates of Incorporation and By-Laws, to obtain the requisite approval and adoption of this Agreement and the Merger by their respective stockholders at a duly called meeting or by written consents pursuant to Section 228 of the Delaware GCL and shall take such other actions as may be required by applicable law.

         9. SECTION 4.07. Section 4.07 of the Merger Agreement in hereby deleted from the Merger Agreement in its entirety.

         10. SECTION 4.12. Clause (c) of Section 4.12 of the Merger Agreement is hereby amended to read in its entirety as follows:

(c) an Amended and Restated Stock Restriction Agreement in the form of Exhibit D to this Agreement.

         11. SECTION 5.01. Section 5.01 of the Merger Agreement is hereby amended by: (a) deleting subsection 5.01(d) (regarding effectiveness of the Registration Statement) from the Agreement; (b) redesignating subsection 5.01(e) of the Merger Agreement (regarding the Escrow Agreement) as subsection 5.01(d); and (c) amending subsection 5.01(f) of the Merger Agreement to read in its entirety as set forth below and by redesignating it as subsection 5.01(e):

(e) the execution and delivery by Parent and Holdings of an Amended and Restated Registration Rights Agreement, which is attached hereto as Exhibit G and incorporated herein by reference.

         12. SECTION 5.03. Section 5.03 of the Merger Agreement is hereby amended by adding thereto a new subsection (g) to read in its entirety as follows:

(g) Parent shall have received an agreement reasonably satisfactory to Parent and its counsel in which Intuit represents, warrants and agrees substantially as follows:


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         (i) that the Parent Common Stock being issued and delivered to the
Company's sole stockholder hereunder is being acquired by such stockholder for the stockholder's own account, for investment and not with a view to any unlawful resale or distribution thereof;

         (ii) if such sole stockholder of the Company decides to dispose of the Parent Common Stock, that it can do so only in accordance and in compliance with the Securities Act and Rule 144 thereunder, as then in effect or through an effective Registration Statement;

         (iii) that (A) such sole stockholder of the Company has been given access by Parent to any and all documents which it deems relevant to the acquisition of the Parent Common Stock; (B) Parent has made available to the sole stockholder, during the course of the transaction and prior to the issuance of the Parent Common Stock the opportunity to ask questions of, and receive answers from, Parent and its officers concerning Parent, and to obtain any additional information, to the extent Parent possessed such information or could acquire it without unreasonable effort or expense, necessary to verify the accuracy of information contained in the written materials delivered to the sole stockholder by Parent and concerning Parent; and (C) the sole stockholder has been given Parent's prospectus dated September 28, 1995 in connection with Parent's registered initial public offering;

         (iv) that the sole stockholder of the Company understands and agrees that (A) in reliance upon its representations, the issuance of the Parent Common Stock has not been registered under the Securities Act in reliance upon Section 4(2) of the Securities Act and Regulation D thereunder; (B) because the Parent Common Stock is not so registered, the sole stockholder must bear the economic risk of holding the Parent Common Stock unless and until the Parent Common Stock is subsequently registered under the Securities Act or an exemption from such registration is available with respect thereto; (C) the sole stockholder understands the provisions of Rule 144 under the Securities Act.

         (v) that, subject to the provisions of this paragraph (v), the certificates evidencing the Parent Common Stock shall bear a legend in substantially the following form:

         THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE, AND HAVE BEEN ISSUED PURSUANT TO EXEMPTIONS FROM REGISTRATION THAT DEPEND IN PART ON THE INTENT OF THE PURCHASER TO ACQUIRE FOR INVESTMENT AND WITHOUT A VIEW TOWARDS UNLAWFUL DISTRIBUTION OF SUCH SHARES. THEREFORE, SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON REGISTRATION OR UPON DELIVERY TO THE COMPANY OF COMMUNICATIONS FROM THE SECURITIES AND EXCHANGE COMMISSION AND ANY STATE REGULATORY AUTHORITIES CONCERNED, OR AN OPINION OF COUNSEL SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.


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provided however, that notwithstanding the foregoing, the legend set forth above in this paragraph (v) shall be promptly removed by Parent and/or its transfer agent from any certificate evidencing shares of Parent Common Stock upon the earlier to occur of: (1) the registration of the Parent Common Stock (or the portion thereof represented by such certificate) by Parent under the Securities Act; or (2) delivery to Parent of an opinion of counsel, reasonably satisfactory to Parent, that a registration statement under the Securities Act is at that time in effect with respect to the Parent Common Stock represented by such certificate or that such Parent Common Stock can be freely transferred in a public sale without such a registration statement being in effect. In addition, notwithstanding anything to the herein to the contrary, no registration statement or opinion of counsel shall be required to be provided to Parent in order to permit any transfer of any Parent Common Stock in compliance with SEC Rule 144 or Rule 144A, unless required by Parent's transfer agent.

         Nothing in the foregoing provisions of this Section 5.03(g) shall affect or alter the obligations of Parent under the Registration Rights Agreement.

         13. EXHIBITS. The parties hereby amend (a) Exhibit D to the Merger Agreement to read as set forth in the Amended and Restated Stock Restriction Agreement attached hereto as Exhibit 2 and (b) Exhibit G to the Merger Agreement to read as set forth in the Amended and Restated Registration Rights Agreement attached hereto as Exhibit 3.

         14. EFFECT OF AMENDMENT. The Merger Agreement, as amended by this Amendment, shall remain in full force and effect as so amended. In the event of any conflict between this Amendment and the Merger Agreement, this Amendment shall govern and control. This Amendment will not become effective unless and until it is signed (in counterparts) by Parent, Acquisition, Holdings and the Company.

         15. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original hereof and all of which together shall be deemed to be one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Agreement and Plan of Merger as of the date first written above.

CHECKFREE CORPORATION                  INTUIT INC.

By: /s/ Peter J. Kight                 By: /s/ James J. Heeger
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    Peter J. Kight, President          James J. Heeger,  Senior Vice President


CHECKFREE ACQUISITION               INTUIT SERVICES CORPORATION
CORPORATION II

By: /s/ Peter J. Kight             By: /s/ Catherine L. Valentine
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    Peter J. Kight, President          Catherine L.  Valentine, Secretary